Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying quarterly report on Form 10-Q of Phoenix Technologies, Ltd. for the quarter ended December 31, 2003 (the “Report”), I, Randall Bolten, Chief Financial Officer of Phoenix Technologies, Ltd., hereby certify pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Phoenix Technologies Ltd.

This written statement is being furnished to the Securities and Exchange commission as an exhibit to the Report.

February 17, 2004 Date	/s/ RANDALL BOLTEN

Randall Bolten Chief Financial Officer (Principal Financial Officer)